John A. Williams
                           4615 Northside Drive, N.W.
                             Atlanta, Georgia 30307







                                          April 7, 2003



BY HAND AND FACSIMILE (404) 504-9388

Post Properties, Inc.
One Riverside
4401 Northside Parkway, Suite 800
Atlanta, Georgia  30327-3057

Attention:  Ms. Sherry W. Cohen, Executive Vice
            President & Secretary

            Re:   Notice of Intention to Present Nominations and
                  Business at 2003 Annual Meeting

Ladies and Gentlemen:

            The undersigned (the "Proponent"), owns beneficially an aggregate of 915,065 shares of common stock, par value $0.01 per share (the "Common Stock") (not including shares obtainable upon exercise of options or conversion of units of limited partnership of Post Apartment Homes, L.P.), of Post Properties, Inc., a Georgia corporation (the "Company"), and is entitled to vote such shares of Common Stock for the election of Directors at the Company's 2003 Annual Meeting, and any adjournment or postponement thereof (the "Annual Meeting"). The name and address of the Proponent, as they appear on the Company's books, are:

                                John A. Williams
                           4615 Northside Drive, N.W.
                             Atlanta, Georgia 30327

            Pursuant to Article I, Section 8 of the Bylaws of the Company (as amended and restated March 22, 2003), and in accordance with the Georgia Business Corporation Code, as amended, the Proponent hereby notifies the Company of the Proponent's intention to nominate the following individuals (the "Nominees") for election as Directors of the Company at the Annual Meeting:

            Term Expiring 2005:         Term Expiring 2006:

            George R. Puskar            Roy E. Barnes
                                        Paul J. Dolinoy
                                        Thomas J.A. Lavin
                                        Jansen Noyes III

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Post Properties, Inc.
April 7, 2003
Page 2

            The Proponent also hereby reserves his right, in the event that the Company increases the number of persons named in its proxy statement as nominees for director, or otherwise seeks to nominate, solicit proxies with respect to or elect any other nominees for director at the Annual Meeting, to nominate as Nominees such other individuals as may be necessary such that, when aggregated with the other Nominees who remain available for nomination and election at the Annual Meeting, the total number of Nominees represents one less than the total number of directors to be elected at the Annual Meeting.

            Attached hereto as Exhibit A is a copy of the Preliminary Proxy Statement on Schedule 14A (the "Proponent's Preliminary Proxy Statement"), filed on behalf of the Proponent with the Securities and Exchange Commission on April 7, 2003. The Proponent's Preliminary Proxy Statement contains all information relating to the Nominees that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and such information is incorporated herein by reference.

            The information included herein represents the Proponent's best knowledge as of the date hereof. The Proponent reserves the right, in the event such information shall be or become inaccurate, to provide corrective information to the Company as soon as reasonably practicable, although the Proponent does not commit to update any information that may change from and after the date hereof.

            The Proponent requests written notice as soon as practicable but in no event later than April 10, 2003, of any alleged defect in this Notice of Intention to Present Nominations and reserves the right, following receipt of any such notice, to either challenge, or attempt as soon as practicable to cure, such alleged defect. The Proponent reserves the right to give notice of his intention to present business or further notice of additional nominations, in each case, to be conducted or made at the Annual Meeting or other meeting of the Company's shareholders or to revise the nominations described herein.

            Please direct any questions regarding the information contained in this Notice of Intention to Present Nominations to my attorney, Leonard A. Silverstein, Esq., at McKenna Long & Aldridge LLP, 303 Peachtree Street, Atlanta, Georgia 30308, telephone number (404) 527-4390.

            In witness whereof, the Proponent has caused this Notice of Intention to Present Nominations to be duly executed as of the date first written above.





                                                   /s/ John A. Williams
                                             -------------------------------
                                                    John A. Williams